                                                                     Exhibit 3.1

                                                        1546254
                                                        FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                      NOV 7 1986
                                                   /s/ March Fong Eu
                                              ----------------------------------
                                              MARCH FONG EU, Secretary of State


                           ARTICLES OF INCORPORATION

                                       OF

                            NATIONAL INSURANCE GROUP

                                       I

     The name of this corporation is National Insurance Group.

                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

     The name and address in the State of California of this corporation's initial agent for service of process is Howard L. Herman, 1250 Bayhill Drive, Suite 212, San Bruno, California 94066.

                                       IV

     This corporation is authorized to issue only one class of shares of stock, to be designated "Common Stock." The total number of shares of Common Stock that this corporation is authorized to issue is 15,000,000. The aggregate par value of all such Common Stock is $150,000, and the par value of each share of common stock is one cent ($0.01).


Dated: November 3, 1986


                                        /s/ FRANCIS S. CURRIE
                                        ----------------------------------------
                                        Incorporator



     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                        /s/ FRANCIS S. CURRIE
                                        ----------------------------------------

                                    1546254                              A324034

                                     FILED
                    In the office of the Secretary of State
                           of the State of California

                                  NOV. 13 1986
                               /s/ March Fong Eu
                            ------------------------
                       MARCH FONG EU, Secretary of State

                            CERTIFICATE OF AMENDMENT

                        OF ARTICLES OF INCORPORATION OF

                            NATIONAL INSURANCE GROUP

     Howard L. Herman and Donna J. Greyling certify that:

     1. They are the President and Secretary of National Insurance Group, a California corporation.

     2. Article IV of the Articles of Incorporation of this corporation is amended to read in full as follows:

     "This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 15,000,000, and the total number of shares of Preferred Stock this corporation shall have authority to issue is 5,000,000. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. The initial series of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of 1,020,000 shares.

     The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

     1.   Dividends.

          (a) The holders of the Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends in an amount equal to the dividends paid on such number of shares of Common Stock into which such share of Series A Preferred, on the record date for such dividend payment, is convertible. Such dividends on the Series A Preferred shall be payable in preference and priority to any payment of any dividend on Common Stock of the Corporation. The right to such dividends on the Series A Preferred shall not be cumulative. No dividend or other distribution with respect thereto shall be paid on the Common Stock, other than dividends payable solely in Common Stock, until all accrued dividends have been declared and paid on the Series A Preferred.

          (b) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchases by the Corporation of shares of Common Stock or Preferred Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase.

     2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

          (a) The holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of $2.50 per share for each share of Series A Preferred then held by them, and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred held by them. If the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the aggregate preferential amount of all shares of Series A Preferred then held by them bears to the aggregate preferential amount of all shares of Series A Preferred outstanding as of the date of the distribution upon the occurrence of such event. After payment has been made to the holders of the Series A Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of the Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held.

          (b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale of all or substantially all of the assets of the Corporation, or any other corporate reorganization, in which consolidation, merger, sale of assets or reorganization the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation.

     3. Voting Rights. Except as otherwise required by law or by Section 5 hereof, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number. Cumulative voting shall apply with respect to the elections of the Board of Directors.

     4. Conversion. The holders of the Preferred Stock have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.50 by the Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion shall initially be $2.50 with respect to shares of Series A Preferred (the "Conversion Price"). The initial Conversion Price shall be subject to adjustment as hereinafter provided.

            (b) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $5.00 per share (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like) and an aggregate offering price to the public of not less than $5,000,000. In the event of the automatic conversion of the Series A Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

            (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common

Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common stock on such date.

               (d)  Adjustments to Conversion Price
                    for Diluting Issues.

                    (i)  Special Definitions. For purposes of this
Section 4(d), the following definitions shall apply:

                         (1)  "Options" shall mean rights, options or warrants
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2)  "Original Issue Date" shall mean the date on
which the first share of Series A Preferred was first issued.

                         (3)  "Convertible Securities" shall mean any evidences
of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                         (4)  "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable at any time:

                              (A)  upon conversion of shares of the Series A
Preferred authorized herein;

                              (B)  to employees or directors of, or consultants
to, the Corporation or its majority-owned subsidiaries pursuant to a stock grant, stock option plan or stock purchase plan or other stock agreement or arrangement approved by the Board of Directors;

                              (C)  as a dividend or distribution on the Series
A Preferred authorized herein;

                              (D)  pursuant to clause (vi) and (vii) of this
Section 4(d); and

              (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock.

             (iii)   Deemed Issue of Additional
                     Shares of Common Stock.

                     Options and Convertible Securities. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, than the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                     (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                     (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the amount of consideration payable to the corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced;

               (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                    (I) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                    (II) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

               (E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                                   (iv) Adjustment of Conversion Price Upon
                                        Issuance of Additional Shares of Common
                                        Stock.

     In the event this corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Conversion Price for a share of Preferred Stock in effect on the date of, and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon exercise of outstanding Options or conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 4(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                                   (v) Determination of Consideration. For
purposes of this Section 4(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                       (1) Cash and Property: Such consideration
shall:

                                           (A) insofar as it consists of cash,
be computed at the aggregate amount of cash received by the corporation (before commissions or expenses) excluding amounts paid or payable for accrued interest or accrued dividends;

                                           (B) insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                         (C)  in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                    (2) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(c)(iii) shall be determined by dividing

                              (x)  the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (y)  the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi) Adjustments for Subdivisions, Combinations or Consolidation of Common Stock.

     In the event the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividends or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (vii)  Adjustments for Stock Dividends and Other Distributions.

     In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of

Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro-rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 4 or as provided in Section 1(a), then and in each such event the holders of Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

          (e) No Impairment. Except as provided in Section 5, the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

          (g) Notices of Record Date. In the event that this Corporation shall propose at any time:

               (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

                    (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (iv) to merge or consolidate with or into any other corporation where the Corporation will not be the surviving corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock:

                    (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                    (2) in the case of the matters referred to in (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

          5.   Covenants.

               (a) Amendment by Majority Vote. In addition to any other rights provided by law, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of the Series A Preferred:

                    (i) amend or repeal any provision of the Corporation's Articles of Incorporation;

                    (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such Series A Preferred;

                (iii) reclassify any shares of Common Stock and any other shares of this Corporation other than the Series A Preferred into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred;

                (iv)   liquidate or dissolve the corporation; or

                (v) effect (i) any sale of all or substantially all the assets of the Corporation or its subsidiaries, or (ii) any merger or other reorganization of the Corporation or its subsidiaries with or into another corporation where this corporation would be the surviving corporation, or (iii) any transaction or series of transactions which would be integrated for purposes of the Federal Securities Act of 1933 and which would cause the occurrence of the events referred to in clauses (i) and (ii), above after such merger, reorganization or transaction(s).

                (vi) redeem or repurchase any outstanding stock except for Common Stock held by any officers, employees, directors or consultants of the Corporation or any of its majority-owned subsidiaries pursuant to agreements providing for such right of repurchase.

                (b) Board Of Directors. In addition to any other rights provided by law, so long as more than fifty percent (50%) of the authorized Series A Preferred shall be outstanding, the holders of the Series A Preferred shall have the right to vote as a separate class for two (2) members of the Board of Directors of the Corporation, and the holders of the Common Stock of the corporation shall have the right to vote, as a separate class, for three (3) members of the Board of Directors. In the event that fifty (50%) or less of the authorized Series A Preferred shall be outstanding, the holders of Preferred Stock and the holders of the Common Stock shall vote for members of the Board of Directors as set forth in Section 3 hereof.

         6. Status Of Converted Stock. In case any shares of any series of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall resume the status of authorized but unissued shares of Preferred Stock.

         3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4.   The corporation has issued no shares.

     We further declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

     Executed at San Bruno, California, this 11 day of November, 1986.


                                           /s/  HOWARD L. HERMAN
                                           -------------------------------
                                           Howard L. Herman


                                           /s/  DONNA J. GREYLING
                                           -------------------------------
                                           Donna J. Greyling
\

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                            NATIONAL INSURANCE GROUP



     Howard L. Herman and Donna J. Greyling certify that:

     1. They are the President and Secretary, respectively, of National Insurance Group, a California corporation.

     2.   So much of Article IV of the Articles of Incorporation as now reads:

     "This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 15,000,000, and the total number of shares of Preferred Stock this corporation shall have authority to issue is 5,000,000. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. The initial series of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of 1,020,000 shares."

is amended to read as follows:

     "This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 15,000,000, and the total number of shares of Preferred Stock this corporation shall have authority to issue is 5,000,000. Effective upon the amendment of this article to read as set forth herein, each outstanding share of Common Stock shall be automatically converted into and reconstituted as .667 shares of Common Stock. Any fractional shares resulting from said reverse stock split (after aggregating all shares held by each holder) shall be rounded downward to the next whole share and this corporation shall pay cash for each such fractional share equal to such fraction multiplied by the fair market value (as determined by this corporation's Board of Directors) of a share of the Common Stock on the effective date of the amendment of this article. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. The initial series of Preferred Stock shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of 1,020,000 shares."

     3. The forgoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The forgoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 903 of the Corporations Code. The total number of outstanding shares of Common Stock and Series A Preferred Stock of the corporation is 3,624,997 and 1,020,000, respectively. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock and Series A Preferred Stock, voting as separate classes.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Executed at San Bruno, California this 2nd day of June, 1987.


                                        /s/ HOWARD L. HERMAN
                                        ----------------------------------------
                                        Howard L. Herman, President



                                        /s/ DONNA J. GREYLING
                                        ----------------------------------------
                                        Donna J. Greyling, Secretary

                          CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                            NATIONAL INSURANCE GROUP


     Howard L. Herman and Donna J. Greyling hereby certify that:

     1. They are President and Secretary, respectively, of National Insurance Group, a California corporation.

     2. The Articles of Incorporation of this corporation are amended to add the following Article V:

                                       V.

     "Section 1. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     Section 2. Indemnification of Corporate Agents. This Corporation is authorized to provide indemnification of its agents (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V. shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification."

     3. The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing Certificate of Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California General Corporation Law. The total number of outstanding shares of capital stock of the corporation as of March 31, 1988, the record date for approval of this Certificate of Amendment of Articles of Incorporation was 4,225,363 shares of Common Stock. The number of shares voting in favor of the Certificate of Amendment of Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the Certificate of Amendment of Articles of Incorporation are true of our own knowledge.

     Executed at San Bruno, California this 11th day of May, 1988.


                                        /s/ HOWARD L. HERMAN
                                        -----------------------------------
                                        Howard L. Herman, President


                                        /s/ DONNA J. GREYLING
                                        ------------------------------------
                                        Donna J. Greyling, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                            NATIONAL INSURANCE GROUP


The undersigned certify that:

1. They are the president and the secretary of National Insurance Group, a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

          The name of this corporation is National Information Group.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 4,102,882. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 15, 1998


                                        /s/ BRUCE A. COLE
                                        ------------------------------------
                                        Bruce A. Cole, President



                                        /s/ ROBERT P. BARBAROWICZ
                                        ------------------------------------
                                        Robert P. Barbarowicz, Secretary